Exhibit 99.1

Bristol Myers Squibb Reports Third Quarter Financial Results for 2025
Performance Marked by Continued Growth Portfolio Momentum, Pipeline Advancements and Strategic Business Development

•Third quarter revenues increased 3% (+2% Ex-FX) to $12.2 billion
◦Growth Portfolio revenues increased 18% (+17% Ex-FX) to $6.9 billion
•GAAP EPS was $1.08 and non-GAAP EPS was $1.63; Both figures include net impact of $(0.20) due to the Acquired IPRD charges and licensing income
•Raising 2025 revenue guidance to a range of ~$47.5 billion to $48.0 billion; Updating non-GAAP EPS range to $6.40 to $6.60, inclusive of an $(0.80) per share net impact from Acquired IPRD charges and licensing income
(PRINCETON, N.J., October 30, 2025) – Bristol Myers Squibb (NYSE: BMY) today reports results for the third quarter of 2025.

“We delivered strong results this quarter as a result of continued execution across the business and ongoing Growth Portfolio momentum,” said Christopher Boerner, Ph.D., board chair and chief executive officer, Bristol Myers Squibb. “We're focused on building for the future by accelerating innovation, advancing our pipeline, staying agile and delivering more transformational medicines to more patients."

	Third Quarter Results
$ in millions, except per share amounts	2025	2024	Change	Change Excl. FX**
Total Revenues	$12,222	$11,892	3%	2%
Earnings/(Loss) Per Share - GAAP*	1.08	0.60	81%	N/A
Earnings/(Loss) Per Share - Non-GAAP*	1.63	1.80	(9)%	N/A
Acquired IPRD Charges and Licensing Income Net Impact on Earnings/(Loss) Per Share	(0.20)	(0.09)	N/A	N/A
*GAAP and Non-GAAP earnings/(loss) per share include the net impact of Acquired IPRD charges and licensing income.
**See "Use of Non-GAAP Financial Information".

THIRD QUARTER RESULTS
All comparisons are made versus the same period in 2024 unless otherwise stated.
•Growth Portfolio revenues of $6.9 billion increased 18%, or 17% Ex-FX. Revenue growth was primarily driven by our immuno-oncology (IO) portfolio, Reblozyl, Camzyos and Breyanzi.
•Legacy Portfolio revenues of $5.4 billion decreased 12%, or 13% Ex-FX. Demand increased for Eliquis, which was more than offset by expected continued generic impact across the remainder of the Legacy Portfolio.
•Total revenues of $12.2 billion increased 3%, or 2% Ex-FX.
◦U.S. revenues of $8.3 billion increased 1%.
◦International revenues of $3.9 billion increased 6%, or 3% Ex-FX.
THIRD QUARTER PRODUCT REVENUE HIGHLIGHTS(d)

($ amounts in millions)	Quarter Ended September 30, 2025			% Change from Quarter Ended September 30, 2024			% Change from Quarter Ended September 30, 2024 Ex-FX**
	U.S.	Int'l	WW(c)	U.S.	Int'l	WW(c)	Int'l	WW(c)
Growth Portfolio
Opdivo	$1,454	$1,077	$2,532	6%	8%	7%	6%	6%
Opdivo Qvantig	60	7	67	N/A	N/A	N/A	N/A	N/A
Orencia	721	243	964	2%	6%	3%	3%	2%
Yervoy	455	284	739	14%	17%	15%	13%	14%
Reblozyl	494	121	615	38%	35%	37%	31%	37%
Opdualag	259	40	299	20%	122%	28%	115%	27%
Breyanzi	251	109	359	45%	115%	60%	104%	58%
Camzyos	238	57	296	76%	177%	89%	168%	88%
Zeposia	113	48	161	8%	13%	9%	6%	7%
Abecma	51	86	137	(34)%	80%	9%	71%	6%
Sotyktu	51	29	80	—%	91%	21%	87%	20%
Krazati	48	5	53	52%	144%	58%	133%	57%
Cobenfy	43	—	43	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	195	319	514	8%	22%	16%	21%	16%
Total Growth Portfolio	4,432	2,425	6,857	17%	20%	18%	17%	17%
Legacy Portfolio
Eliquis	2,631	1,115	3,746	29%	16%	25%	11%	23%
Revlimid	485	89	575	(60)%	(55)%	(59)%	(56)%	(59)%
Pomalyst/Imnovid	596	79	675	(15)%	(61)%	(25)%	(61)%	(25)%
Sprycel	69	49	119	(69)%	(24)%	(59)%	(25)%	(59)%
Abraxane	24	50	74	(84)%	(50)%	(71)%	(49)%	(70)%
Other Legacy Products(b)	92	85	177	(11)%	(29)%	(21)%	(30)%	(21)%
Total Legacy Portfolio	3,897	1,468	5,365	(12)%	(11)%	(12)%	(14)%	(13)%
Total Revenues	$8,329	$3,893	$12,222	1%	6%	3%	3%	2%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Worldwide (WW) includes U.S. and International (Int'l).
(d)     For the above table and all subsequent tables, certain totals may not sum due to rounding. Percentages have been calculated using unrounded amounts.

THIRD QUARTER COST & EXPENSES
All comparisons are made versus the same period in 2024 unless otherwise stated.
The table below presents selected line-item information.

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
($ amounts in millions)	GAAP	Specified Items**	Non-GAAP	GAAP	Specified Items**	Non-GAAP
Cost of products sold	$3,435	(122)	$3,312	$2,957	(101)	$2,856
Gross margin(a)	71.9%		72.9%	75.1%		76.0%
Selling, general and administrative	1,789	(1)	1,788	1,983	(7)	1,976
Research and development	2,528	(95)	2,433	2,374	(21)	2,353
Acquired IPRD	633	—	633	262	—	262
Amortization of acquired intangible assets	831	(831)	—	2,406	(2,406)	—
Other (income)/expense, net	(108)	(98)	(206)	234	(275)	(41)
Effective tax rate	29.5%	(7.2)%	22.3%	27.5%	(9.0)%	18.5%
**See "Use of Non-GAAP Financial Information" and refer to the Specified Items schedule below for further detail.
(a) Represents revenue minus cost of products sold divided by revenue.

•Gross margin on a GAAP and non-GAAP basis was 71.9% and 72.9% in 2025, and 75.1% and 76.0% in 2024, respectively, reflecting the change in product mix.
•Selling, general and administrative expenses of $1.8 billion decreased 10% on a GAAP and non-GAAP basis, primarily driven by our ongoing strategic productivity initiative.
•Research and development expenses of $2.5 billion increased 6% on a GAAP basis, primarily due to an IPRD impairment charge. Non-GAAP research and development expenses of $2.4 billion increased 3%, primarily due to the impact of recent acquisitions, partially offset by our ongoing strategic productivity initiative.
•Acquired IPRD charges of $633 million increased from $262 million on a GAAP and non-GAAP basis, primarily driven by the Philochem licensing arrangement and achievement of a milestone under the SystImmune collaboration. Licensing income increased from $25 million to $107 million on a GAAP and non-GAAP basis, primarily reflecting the execution of an out-licensing arrangement in 2025.
•Amortization of acquired intangible assets of $831 million decreased 65% on a GAAP basis, primarily due to lower amortization expense related to Revlimid.
•Effective tax rate increased from 27.5% to 29.5% on a GAAP basis, and from 18.5% to 22.3% on a non-GAAP basis. The increase in the non-GAAP effective tax rate was driven by jurisdictional earnings mix.
•Net income attributable to Bristol Myers Squibb of $2.2 billion, or $1.08 per share, increased from $1.2 billion, or $0.60 per share, on a GAAP basis. On a non-GAAP basis, net income attributable to Bristol Myers Squibb of $3.3 billion, or $1.63 per share, decreased from

$3.7 billion, or $1.80 per share. GAAP and non-GAAP EPS include the impacts of Acquired IPRD charges and licensing income.

PRODUCT AND PIPELINE UPDATES
Entries organized by date and inclusive of third quarter and recent updates.

Asset(s)	Date Announced	Milestone
Sotyktu® (deucravacitinib)	October 27
52-week data from the pivotal Phase 3 POETYK PsA-1 trial demonstrated that Sotyktu improved and maintained meaningful clinical responses, inhibition of radiographic progression and patient-reported outcomes in adults with active psoriatic arthritis.

In addition, data from an integrated analysis of the Phase 2 PAISLEY-SLE and PAISLEY long-term extension studies supported the safety and efficacy with up to four years of Sotyktu treatment for moderate-to-severe systemic lupus erythematosus (SLE).

CD19 NEX-T™ (BMS-986353)	October 25
Announced positive, updated data and early results from the Phase 1 Breakfree-1 study evaluating BMS-986353, an investigational, autologous CD19-targeted NEX-T CAR T cell therapy, across the systemic sclerosis, SLE and idiopathic inflammatory myopathies cohorts. The preliminary Phase 1 safety and efficacy results are consistent with the potential for immune reset, showing robust CAR T cell expansion, complete B cell depletion and re-emergence of a naive B cell phenotype across all three cohorts.

izalontamab brengitecan (iza-bren)	October 17
First disclosure of safety and efficacy data presented with SystImmune from the global Phase I US-Lung-101 study of iza-bren, a potentially first-in-class EGFR x HER3 bispecific antibody-drug conjugate, demonstrated promising antitumor activity in heavily pre-treated patients across multiple tumor types, as well as a manageable safety profile.

BMS-986446	October 1
The U.S. Food and Drug Administration (FDA) granted Fast Track Designation to BMS-986446, a potential best-in-class, anti-microtubule binding region-tau antibody currently in Phase 2 development for the treatment of early Alzheimer’s disease.

Sotyktu	September 25
Announced an expansion of the company's direct-to-patient offerings, providing eligible U.S. patients with steeply discounted prices for Sotyktu via the new BMS Patient Connect platform, beginning January 2026.

iberdomide	September 23
The Phase 3 EXCALIBER-RRMM study evaluating iberdomide, an investigational cereblon E3 ligase modulator (CELMoD™), combined with standard therapies (daratumumab + dexamethasone) in patients with relapsed or refractory multiple myeloma demonstrated a statistically significant improvement in minimal residual disease (MRD) negativity rates, compared with the control arm, in a planned interim analysis of the MRD endpoint.

pumitamig (BNT327 / BMS-986545)	September 8
First disclosure of data presented with BioNTech SE from the global randomized Phase 2 trial (NCT06449209) evaluating pumitamig, an investigational bispecific antibody targeting PD-L1 x VEGF-A, plus chemotherapy in patients with extensive-stage small cell lung cancer demonstrated encouraging anti-tumor responses with a positive trend in the secondary endpoint of progression free survival.

Additionally, this week pivotal studies for pumitamig and chemotherapy combinations are now initiating in first-line (1L) microsatellite stable colorectal cancer and 1L gastric cancer.

Camzyos® (mavacamten)	August 29
Results from the global, retrospective COLLIGO-HCM study showed that Camzyos was associated with reductions in left ventricular outflow tract obstruction and improvements in symptom burden in a racially diverse population of patients with symptomatic obstructive hypertrophic cardiomyopathy treated in an international, real-world setting.

iza-bren	August 18
The FDA granted Breakthrough Therapy Designation to iza-bren for the treatment of locally advanced or metastatic non-small cell lung cancer with epidermal growth factor (EGFR) exon 19 deletions or exon 21 L858R substitution mutations whose disease has progressed on or after treatment with an EGFR tyrosine kinase inhibitor and platinum-based chemotherapy.

Breyanzi® (lisocabtagene maraleucel)	August 4
The FDA accepted the supplemental biologics license application for Breyanzi as a potential treatment for adult patients with relapsed or refractory marginal zone lymphoma who have received at least two prior lines of systemic therapy. The FDA granted the application Priority Review and assigned a Prescription Drug User Fee Act goal date of December 5, 2025.

Business Development
In October 2025, the company announced a definitive agreement to acquire Orbital Therapeutics. The acquisition includes OTX-201, Orbital’s lead RNA immunotherapy preclinical candidate currently in IND-enabling studies. This investigational, next-generation CAR T-cell therapy is designed to reprogram cells in vivo and has the potential to offer a best-in-class profile for treating autoimmune diseases, aligned with Bristol Myers Squibb’s overall immune reset strategy. This in vivo approach, in which the patient’s own body serves as the manufacturer of CAR T-cells, has the potential to offer a reduced treatment burden, added convenience and improved accessibility compared to ex vivo CAR T-cell therapies. Bristol Myers Squibb will also gain access to Orbital’s differentiated RNA technology platform that integrates advanced RNA engineering and delivery methods, offering the potential to expand therapeutic applications and address additional diseases. The transaction is subject to the satisfaction of customary closing conditions.

Financial Guidance
Bristol Myers Squibb is increasing its full-year 2025 non-GAAP revenue guidance from a range of approximately $46.5 billion to $47.5 billion, to a range of approximately $47.5 billion to $48.0 billion. This update primarily reflects the continued strong performance of our Growth Portfolio.
Full-year other income and expense in 2025 is now expected to be approximately $500 million of income due to higher-than-anticipated royalties and licensing income, as well as favorable interest income.
Non-GAAP EPS is now expected to be in the range of $6.40 - $6.60, inclusive of an $(0.80) per share net impact related to Acquired IPRD charges and licensing income.

Non-GAAP[2,3]
	July (Prior)	October (Updated)
Total Revenues (Reported & Ex-FX)	~$46.5 - $47.5 billion	~$47.5 - $48.0 billion
Gross Margin %	~72%	No change
Operating Expenses[1]	~$16.5 billion	No change
Other income/(expense)	~$250 million	~$500 million
Effective tax rate	~18%	No change
Diluted EPS	$6.35 - $6.65	$6.40 - $6.60

Acquired IPRD Charges and Licensing Income Included in Diluted EPS	$(0.60)	$(0.80)
1 Operating Expenses = SG&A and R&D.
2 See "Use of Non-GAAP Financial Information."
3 July was calculated using foreign exchange rates as of July 25, 2025, and October was calculated using foreign exchange rates as of October 28, 2025.

The 2025 financial guidance excludes the impact of any potential future strategic acquisitions, including Orbital Therapeutics, which is expected to close in the fourth quarter of 2025, divestitures, specified items that have not yet been identified and quantified, and the impact of future Acquired IPRD charges and licensing income. To the extent we have quantified the impact of significant R&D charges or other income resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights, we may update this information from time to time on our website, www.bms.com, in the "Investors" section. Non-GAAP guidance assumes exchange rates as of the date noted. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. See "Cautionary Statement Regarding Forward-Looking Statements" and "Use of Non-GAAP Financial Information."

Conference Call Information
Bristol Myers Squibb will host a conference call today, Thursday, October 30, 2025, at 8:00 a.m. ET, during which company executives will review financial results with the investment community.
Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com. Materials related to the call will be available at http://investor.bms.com prior to the start of the conference call.
A replay of the webcast will be available at http://investor.bms.com approximately three hours after the conference call concludes.
About Bristol Myers Squibb: Transforming Patients' Lives Through Science
At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what's possible for the future of medicine and the patients we serve. For more information, visit us at BMS.com and follow us on LinkedIn, X, YouTube, Facebook and Instagram.

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For more information, contact:
Media Relations: media@bms.com
Investor Relations: investor.relations@bms.com

Use of Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management has evaluated the company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the company's baseline performance, supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. In addition, non-GAAP gross margin, which is gross profit excluding certain specified items, as a percentage of revenues, non-GAAP operating margin, which is gross profit less selling, general and administrative expenses and research and development expenses excluding certain specified items as a percentage of revenues, non-GAAP operating expenses, which is selling, general and administrative and research and development expenses excluding certain specified items, non-GAAP selling, general and administrative expenses, which is selling, general and administrative expenses excluding certain specified items, and non-GAAP research and development expenses, which is research and development expenses excluding certain specified items, are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results.

This earnings release and the accompanying tables also provide certain revenues and expenses, as well as non-GAAP measures, excluding the impact of foreign exchange ("Ex-Fx"). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-Fx financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.

Non-GAAP financial measures, such as non-GAAP earnings and related EPS information, are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded from non-GAAP earnings and related EPS information because the company believes they neither relate to the ordinary course of the company’s business nor reflect the company’s underlying business performance. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including amortization of acquired intangible assets, including product rights that generate a significant portion of our ongoing revenue and will recur until the intangible assets are fully amortized, unwinding of inventory purchase price adjustments, acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, divestiture gains or losses, stock compensation resulting from acquisition-related equity awards, pension, legal and other contractual settlement charges, equity investment and contingent value rights fair value adjustments (including fair value adjustments attributed to limited partnership and other investments), and amortization of fair value adjustments of debt acquired from Celgene in our 2019 exchange offer, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates, as well as certain other significant tax items.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related financial measures presented in the press release that are prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Reconciliations of the non-GAAP financial measures to the most comparable GAAP measures are provided in the accompanying financial tables and will also be available on the company’s website at www.bms.com. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and EPS amounts presented are calculated from the underlying amounts.

A reconciliation of forward-looking non-GAAP measures, including non-GAAP EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of accelerated depreciation and impairment charges, legal and other settlements, gains and losses from equity investments and other adjustments. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Website Information
We routinely post important information for investors on our website, www.bms.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels is not incorporated by reference into, and is not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the company’s 2025 financial guidance, its business development and capital allocation strategy, anticipated developments in the company’s pipeline, expectations with respect to the company’s future market position and the projected benefits of the company’s alliances and other business development activities. These statements may be identified by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed, and there is no assurance that the company will achieve its financial guidance and long-term targets, that the company’s future clinical studies will support the data described in this release, that the company’s product candidates will receive necessary clinical and manufacturing regulatory approvals, that the company’s pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, or that contractual milestones will be achieved.

Forward-looking statements are based on current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting, including the potential for international reference pricing and most-favored nation drug pricing for our products; market actions taken by private and government payers to manage drug utilization and contain costs; government actions relating to the imposition of new tariffs, trade restrictions and export regulations; the company’s ability to retain patent and market exclusivity for certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; the company’s ability to obtain and maintain regulatory approval for its product candidates; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; the company’s ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; exposure to litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of the company’s suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of the company’s products and from stolen products; product label changes or other measures that could result in declining sales; safety or efficacy concerns regarding the company’s products or any product in the same class as the company’s products; the risk of cyber-attacks and unauthorized disclosure of trade secrets or other confidential data; the company’s ability to execute its financial, strategic and operational plans; the company’s ability to attract and retain key personnel; the impact of the company’s significant indebtedness; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; issuance of new or revised accounting standards; and risks relating to public health outbreaks, epidemics and pandemics.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net product sales	$11,850	$11,483	$34,645	$34,967
Alliance and other revenues	372	409	1,047	991
Total Revenues	12,222	11,892	35,692	35,958

Cost of products sold(a)	3,435	2,957	9,839	9,156
Selling, general and administrative	1,789	1,983	5,086	6,278
Research and development	2,528	2,374	7,365	7,968
Acquired IPRD	633	262	2,328	13,343
Amortization of acquired intangible assets	831	2,406	2,491	7,179
Other (income)/expense, net	(108)	234	725	588
Total Expenses	9,108	10,216	27,834	44,512

Earnings/(Loss) Before Income Taxes	3,114	1,676	7,858	(8,554)
Income tax provision	919	461	1,888	455
Net Earnings/(Loss)	2,195	1,215	5,970	(9,009)
Noncontrolling Interest	(6)	4	3	11
Net Earnings/(Loss) Attributable to BMS	$2,201	$1,211	$5,967	$(9,020)

Weighted-Average Common Shares Outstanding:
Basic	2,036	2,028	2,034	2,026
Diluted	2,039	2,031	2,039	2,026

Earnings/(Loss) per Common Share:
Basic	$1.08	$0.60	$2.93	$(4.45)
Diluted	1.08	0.60	2.93	(4.45)

Other (income)/expense, net
Interest expense(b)	$480	$505	$1,459	$1,451
Royalty income - divestitures	(286)	(284)	(844)	(820)
Royalty and licensing income	(276)	(180)	(697)	(532)
Provision for restructuring	75	78	432	558
Investment income	(161)	(94)	(438)	(364)
Integration expenses	36	69	110	214
Litigation and other settlements	165	—	424	71
Acquisition expense	—	—	5	50
Intangible asset impairments	—	47	—	47
Equity investment (gains)/losses	(190)	(12)	(90)	(221)
Contingent consideration	—	—	336	—
Other	48	105	29	134
Other (income)/expense, net	$(108)	$234	$725	$588
(a)     Excludes amortization of acquired intangible assets.
(b) Includes amortization of purchase price adjustments to Celgene debt.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Unaudited, dollars in millions)

							Change vs. 2024
	2025			2024			GAAP			Excl. F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$1,454	$1,077	$2,532	$1,366	$994	$2,360	6%	8%	7%	6%	6%	6%
Opdivo Qvantig	60	7	67	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	721	243	964	706	230	936	2%	6%	3%	2%	3%	2%
Yervoy	455	284	739	399	243	642	14%	17%	15%	14%	13%	14%
Reblozyl	494	121	615	358	89	447	38%	35%	37%	38%	31%	37%
Opdualag	259	40	299	216	17	233	20%	122%	28%	20%	115%	27%
Breyanzi	251	109	359	173	51	224	45%	115%	60%	45%	104%	58%
Camzyos	238	57	296	135	21	156	76%	177%	89%	76%	168%	88%
Zeposia	113	48	161	105	42	147	8%	13%	9%	8%	6%	7%
Abecma	51	86	137	77	47	124	(34)%	80%	9%	(34)%	71%	6%
Sotyktu	51	29	80	51	15	66	—%	91%	21%	—%	87%	20%
Krazati	48	5	53	32	2	34	52%	144%	58%	52%	133%	57%
Cobenfy	43	—	43	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	195	319	514	182	261	443	8%	22%	16%	8%	21%	16%
Total Growth Portfolio	4,432	2,425	6,857	3,800	2,012	5,812	17%	20%	18%	17%	17%	17%
Legacy Portfolio
Eliquis	2,631	1,115	3,746	2,045	957	3,002	29%	16%	25%	29%	11%	23%
Revlimid	485	89	575	1,212	200	1,412	(60)%	(55)%	(59)%	(60)%	(56)%	(59)%
Pomalyst/Imnovid	596	79	675	697	201	898	(15)%	(61)%	(25)%	(15)%	(61)%	(25)%
Sprycel	69	49	119	225	65	290	(69)%	(24)%	(59)%	(69)%	(25)%	(59)%
Abraxane	24	50	74	151	102	253	(84)%	(50)%	(71)%	(84)%	(49)%	(70)%
Other Legacy Products(b)	92	85	177	102	123	225	(11)%	(29)%	(21)%	(11)%	(30)%	(21)%
Total Legacy Portfolio	3,897	1,468	5,365	4,432	1,648	6,080	(12)%	(11)%	(12)%	(12)%	(14)%	(13)%
Total Revenues	$8,329	$3,893	$12,222	$8,232	$3,660	$11,892	1%	6%	3%	1%	3%	2%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Includes Puerto Rico.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(Unaudited, dollars in millions)

							Change vs. 2024
	2025			2024			GAAP			Excl. F/X**
	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)	U.S.	Int'l(c)	WW(d)
Growth Portfolio
Opdivo	$4,293	$3,063	$7,356	$3,927	$2,898	$6,825	9%	6%	8%	9%	7%	8%
Opdivo Qvantig	97	8	105	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	1,987	710	2,697	2,020	662	2,682	(2)%	7%	1%	(2)%	7%	—%
Yervoy	1,300	790	2,090	1,171	684	1,855	11%	15%	13%	11%	15%	13%
Reblozyl	1,336	324	1,661	999	227	1,226	34%	43%	35%	34%	41%	35%
Opdualag	739	96	835	637	37	674	16%	156%	24%	16%	152%	24%
Breyanzi	709	257	966	382	102	484	86%	153%	100%	86%	145%	98%
Camzyos	578	137	714	342	37	379	69%	>200%	88%	69%	>200%	88%
Zeposia	278	139	418	288	120	408	(3)%	16%	2%	(3)%	13%	2%
Abecma	156	170	326	183	118	301	(15)%	44%	8%	(15)%	40%	7%
Sotyktu	126	80	206	126	37	163	—%	112%	26%	—%	110%	25%
Krazati	139	10	149	82	5	87	70%	94%	72%	70%	91%	72%
Cobenfy	104	—	105	—	—	—	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(a)	570	817	1,388	511	605	1,116	12%	35%	24%	12%	35%	24%
Total Growth Portfolio	12,413	6,603	19,016	10,668	5,532	16,200	16%	19%	17%	16%	19%	17%
Legacy Portfolio
Eliquis	7,930	3,060	10,991	7,410	2,728	10,138	7%	12%	8%	7%	9%	8%
Revlimid	2,027	322	2,349	3,830	604	4,434	(47)%	(47)%	(47)%	(47)%	(46)%	(47)%
Pomalyst/Imnovid	1,717	324	2,041	2,010	712	2,722	(15)%	(55)%	(25)%	(15)%	(55)%	(25)%
Sprycel	263	150	413	848	240	1,088	(69)%	(37)%	(62)%	(69)%	(37)%	(62)%
Abraxane	97	187	284	450	251	701	(79)%	(25)%	(59)%	(79)%	(23)%	(59)%
Other Legacy Products(b)	274	324	599	293	382	675	(7)%	(14)%	(11)%	(7)%	(14)%	(11)%
Total Legacy Portfolio	12,308	4,368	16,676	14,841	4,917	19,758	(17)%	(11)%	(16)%	(17)%	(12)%	(16)%
Total Revenues	$24,721	$10,971	$35,692	$25,509	$10,449	$35,958	(3)%	5%	(1)%	(3)%	4%	(1)%
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(b)    Includes other mature brands.
(c)    Includes Puerto Rico.
(d)    Worldwide (WW) includes U.S. and International (Int'l).

BRISTOL-MYERS SQUIBB COMPANY
INTERNATIONAL REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	8%	3%	6%	6%	(1)%	7%
Opdivo Qvantig	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	6%	2%	3%	7%	—%	7%
Yervoy	17%	4%	13%	15%	—%	15%
Reblozyl	35%	4%	31%	43%	2%	41%
Opdualag	122%	7%	115%	156%	4%	152%
Breyanzi	115%	10%	104%	153%	8%	145%
Camzyos	177%	9%	168%	>200%	NM	>200%
Zeposia	13%	6%	6%	16%	3%	13%
Abecma	80%	9%	71%	44%	4%	40%
Sotyktu	91%	4%	87%	112%	2%	110%
Krazati	144%	12%	133%	94%	3%	91%
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	22%	1%	21%	35%	—%	35%
Total Growth Portfolio	20%	3%	17%	19%	—%	19%
Legacy Portfolio
Eliquis	16%	6%	11%	12%	3%	9%
Revlimid	(55)%	—%	(56)%	(47)%	(1)%	(46)%
Pomalyst/Imnovid	(61)%	1%	(61)%	(55)%	—%	(55)%
Sprycel	(24)%	1%	(25)%	(37)%	(1)%	(37)%
Abraxane	(50)%	(1)%	(49)%	(25)%	(2)%	(23)%
Other Legacy Products(c)	(29)%	1%	(30)%	(14)%	—%	(14)%
Total Legacy Portfolio	(11)%	3%	(14)%	(11)%	1%	(12)%
Total Revenues	6%	3%	3%	5%	1%	4%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Includes Puerto Rico.
(b)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
WORLDWIDE REVENUES(a)
FOREIGN EXCHANGE IMPACT (%)
(Unaudited)

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **	Revenue Change %	F/X % Favorable/ (Unfavorable) **	Revenue Change % Ex- F/X **
Growth Portfolio
Opdivo	7%	1%	6%	8%	—%	8%
Opdivo Qvantig	N/A	N/A	N/A	N/A	N/A	N/A
Orencia	3%	1%	2%	1%	—%	—%
Yervoy	15%	1%	14%	13%	—%	13%
Reblozyl	37%	1%	37%	35%	—%	35%
Opdualag	28%	1%	27%	24%	—%	24%
Breyanzi	60%	2%	58%	100%	2%	98%
Camzyos	89%	1%	88%	88%	1%	88%
Zeposia	9%	2%	7%	2%	1%	2%
Abecma	9%	4%	6%	8%	2%	7%
Sotyktu	21%	1%	20%	26%	—%	25%
Krazati	58%	1%	57%	72%	—%	72%
Cobenfy	N/A	N/A	N/A	N/A	N/A	N/A
Other Growth Products(b)	16%	1%	16%	24%	—%	24%
Total Growth Portfolio	18%	1%	17%	17%	—%	17%
Legacy Portfolio
Eliquis	25%	2%	23%	8%	1%	8%
Revlimid	(59)%	—%	(59)%	(47)%	—%	(47)%
Pomalyst/Imnovid	(25)%	—%	(25)%	(25)%	—%	(25)%
Sprycel	(59)%	—%	(59)%	(62)%	—%	(62)%
Abraxane	(71)%	—%	(70)%	(59)%	(1)%	(59)%
Other Legacy Products(c)	(21)%	—%	(21)%	(11)%	—%	(11)%
Total Legacy Portfolio	(12)%	1%	(13)%	(16)%	—%	(16)%
Total Revenues	3%	1%	2%	(1)%	—%	(1)%
NM    Not meaningful
**    See "Use of Non-GAAP Financial Information".
(a)    Worldwide (WW) includes U.S. and International (Int'l).
(b)    Includes Augtyro, Onureg, Inrebic, Nulojix, Empliciti and royalty revenues.
(c)    Includes other mature brands.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF GAAP AND NON-GAAP GROWTH DOLLARS AND PERCENTAGES EXCLUDING FOREIGN EXCHANGE IMPACT *
(Unaudited, dollars in millions)

THREE MONTHS	2025	2024	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2025 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$12,222	$11,892	$330	3%	$119	$12,103	1%	2%
Gross profit	8,787	8,935	(148)	(2)%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	8,910	9,036	(126)	(1)%	N/A	N/A	N/A	N/A

Gross margin(b)	71.9%	75.1%
Gross margin excluding specified items(a)	72.9%	76.0%

Selling, general and administrative	1,789	1,983	(194)	(10)%	(8)	1,781	—%	(10)%
Selling, general and administrative excluding specified items(a)	1,788	1,976	(189)	(10)%	(8)	1,780	—%	(10)%

Research and development	2,528	2,374	154	6%	(11)	2,516	—%	6%
Research and development excluding specified items(a)	2,433	2,353	80	3%	(11)	2,422	—%	3%

Operating margin(c)	36.6%	38.5%
Operating margin excluding specified items(a)	38.4%	39.6%

NINE MONTHS	2025	2024	Change $	Change %	Favorable / (Unfavorable) F/X $ **	2025 Excl. F/X **	Favorable / (Unfavorable) F/X % **	% Change Excl. F/X **
Revenues	$35,692	$35,958	$(266)	(1)%	$69	$35,623	—%	(1)%
Gross profit	25,853	26,802	(949)	(4)%	N/A	N/A	N/A	N/A
Gross profit excluding specified items(a)	26,006	27,221	(1,216)	(4)%	N/A	N/A	N/A	N/A

Gross margin(b)	72.4%	74.5%
Gross margin excluding specified items(a)	72.9%	75.7%

Selling, general and administrative	5,086	6,278	(1,192)	(19)%	—	5,086	—%	(19)%
Selling, general and administrative excluding specified items(a)	5,061	5,887	(826)	(14)%	—	5,061	—%	(14)%

Research and development	7,365	7,968	(603)	(8)%	(9)	7,355	—%	(8)%
Research and development excluding specified items(a)	6,931	6,994	(64)	(1)%	(9)	6,922	—%	(1)%

Operating margin(c)	37.6%	34.9%
Operating margin excluding specified items(a)	39.3%	39.9%

*    Foreign exchange impacts were derived by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results.
** See "Use of Non-GAAP Financial Information".
(a)    Refer to the Specified Items schedule below for further details.
(b)    Represents Gross profit as a percentage of Revenues.
(c)    Operating margin represents Gross profit less Selling, general and administrative expenses and Research and development expenses, as a percentage of Revenues.

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Inventory purchase price accounting adjustments	$13	$13	$38	$34
Intangible asset impairment	—	—	—	280
Site exit and other costs	110	88	114	105
Cost of products sold	122	101	152	419

Acquisition related charges(a)	—	—	19	372
Site exit and other costs	1	7	6	19
Selling, general and administrative	1	7	25	391

IPRD impairments	85	—	385	590
Acquisition related charges(a)	—	—	—	348
Site exit and other costs	10	21	49	36
Research and development	95	21	434	974

Amortization of acquired intangible assets	831	2,406	2,491	7,179

Interest expense(b)	(12)	(12)	(36)	(37)
Provision for restructuring	75	78	432	558
Integration expenses	36	69	110	214
Litigation and other settlements	179	—	425	61
Acquisition expenses	—	—	5	50
Intangible asset impairment	—	47	—	47
Equity investment (gains)/losses	(190)	(13)	(92)	(222)
Contingent consideration	—	—	336	—
Other	10	106	10	116
Other (income)/expense, net	98	275	1,189	787

Increase to earnings/(loss) before income taxes	1,148	2,810	4,291	9,750

Income taxes on items above	(190)	(371)	(447)	(1,296)
Specified tax charge/(benefit)(c)	160	—	160	(502)
Income taxes	(31)	(371)	(287)	(1,798)

Increase to net earnings/(loss) attributable to BMS	$1,117	$2,439	$4,004	$7,952
(a)    Includes cash settlement of unvested stock awards, and other related costs incurred in connection with recent acquisitions.
(b)    Includes amortization of purchase price adjustments to Celgene debt.
(c)    Includes additional reserves for certain transfer pricing matters in 2025 and the release of tax reserves related to the resolution of the Celgene 2017-2019 IRS audit in 2024.

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,787	$122	$8,910	$25,853	$152	$26,006
Selling, general and administrative	1,789	(1)	1,788	5,086	(25)	5,061
Research and development	2,528	(95)	2,433	7,365	(434)	6,931
Amortization of acquired intangible assets	831	(831)	—	2,491	(2,491)	—
Other (income)/expense, net	(108)	(98)	(206)	725	(1,189)	(463)
Earnings/(Loss) before income taxes	3,114	1,148	4,262	7,858	4,291	12,149
Income tax provision	919	31	950	1,888	287	2,175
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$2,201	$1,117	$3,318	$5,967	$4,004	$9,971

Weighted-average common shares outstanding—diluted	2,039	2,039	2,039	2,039	2,039	2,039
Diluted earnings/(loss) per share	$1.08	$0.55	$1.63	$2.93	$1.96	$4.89

Effective tax rate	29.5%	(7.2)%	22.3%	24.0%	(6.1)%	17.9%

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	GAAP	Specified Items(a)	Non-GAAP	GAAP	Specified Items(a)	Non-GAAP
Gross profit	$8,935	$101	$9,036	$26,802	$419	$27,221
Selling, general and administrative	1,983	(7)	1,976	6,278	(391)	5,887
Research and development	2,374	(21)	2,353	7,968	(974)	6,994
Amortization of acquired intangible assets	2,406	(2,406)	—	7,179	(7,179)	—
Other (income)/expense, net	234	(275)	(41)	588	(787)	(199)
Earnings/(Loss) before income taxes	1,676	2,810	4,486	(8,554)	9,750	1,196
Income tax provision	461	371	832	455	1,798	2,253
Net earnings/(loss) attributable to BMS used for diluted EPS calculation	$1,211	$2,439	$3,650	$(9,020)	$7,952	$(1,068)

Weighted-average common shares outstanding—diluted	2,031	2,031	2,031	2,026	2,026	2,026
Diluted earnings/(loss) per share	$0.60	$1.20	$1.80	$(4.45)	$3.92	$(0.53)

Effective tax rate	27.5%	(9.0)%	18.5%	(5.3)%	193.7%	188.4%
(a) Refer to the Specified Items schedule above for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET DEBT CALCULATION
AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024
(Unaudited, dollars in millions)

	September 30, 2025	December 31, 2024

Cash and cash equivalents	$15,726	$10,346
Marketable debt securities - current	776	513
Marketable debt securities - non-current	406	320
Cash, cash equivalents and marketable debt securities	$16,909	$11,179
Short-term debt obligations	(4,509)	(2,046)
Long-term debt	(44,469)	(47,603)
Net debt position	$(32,069)	$(38,470)